1 Contact: John R. Stewart Chief Financial Officer Phone: 219-814-5833 Date: April 1, 2026 Horizon Bancorp, Inc. Announces Conference Call to Review First Quarter Results on April 23 MICHIGAN CITY, Ind., April 1, 2026 (GLOBE NEWSWIRE) -- (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, April 23, 2026 to review its first quarter 2026 financial results. The Company’s first quarter 2026 news release will be published after markets close on Wednesday, April 22, 2026. It will be available at investor.horizonbank.com. Participants may access the live conference call on April 23, 2026 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 1-833-974-2379 from the United States and Canada, or 1-412-317-5772 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call. A telephone replay of the call will be available approximately one hour after the end of the conference call through May 23, 2026. The telephone replay may be accessed by dialing 1-855- 669-9658 from the United States and Canada, or 1-412-317-0088 from other international locations and entering the access code 2139263. About Horizon Bancorp, Inc. Horizon Bancorp, Inc. (NASDAQ: HBNC) is the $6.4 billion-asset (as of December 31, 2025) commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.